SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A-2

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 17, 2006

LITHIUM TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10446	13-3411148
(State or Other Jurisdiction of Incorporation or Organization )	(Commission File Number)	(IRS Employer Identification No.)

5115 Campus Drive, Plymouth Meeting, PA	19462
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 940-6090

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) As described in the Form 8-K of Lithium Technology Corporation (the “Company”) dated October 17, 2006 filed October 24, 2006, as amended in the Form 8-K/A-1 dated October 17, 2006 filed November 21, 2006, the Company dismissed BDO Seidman, LLP (“BDO Seidman”) as its independent registered public accounting firm.

During the fiscal years ended December 31, 2004 and December 31, 2005, and the subsequent interim periods through October 17, 2006, the date BDO Seidman was dismissed by the Company, there were no disagreements between BDO Seidman and the Company on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure.

On October 20, 2006, the Company requested that BDO Seidman furnish it with a letter addressed to the SEC stating whether BDO Seidman agrees with the statements made by the Company in the Form 8-K. On December 7, 2006, BDO Seidman furnished a letter addressed to the SEC, a copy of which is filed as Exhibit 16.1 (the “BDO Letter”). The Company does not believe that the statement in the BDO Letter that BDO Seidman communicated with the Company’s counsel on October 23, 2006 that the Company should file a 4.02 8-K is correct.

Item 9.01. Financial Statements and Exhibits.

16.1 Letter from BDO Seidman, LLP, regarding change of certifying accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 8, 2006	LITHIUM TECHNOLOGY CORPORATION

	By:	/s/ Amir Elbaz
Amir Elbaz
Executive Vice President, Chief Financial Officer and Treasurer